Exhibit 99.1

AGREEMENT

This Agreement is executed by the party of the first part, Petróleos de Venezuela, S.A. (“PDVSA”), and by the party of the second part, the AES Corporation and AES Shannon Holdings B.V. (jointly, the “Vendors”), in relation to the offers to be made by PDVSA in order to acquire all the shares representing the capital stock of C.A. La Electricidad de Caracas (“EDC”), including the American Depositary Shares that represent shares of EDC (“ADSs”) and in relation to the agreement by the Vendors for the sale of shares representing the capital stock of EDC (including shares represented by ADSs) for which the Vendors are the beneficiaries or holders (the “Shares”), which consist of 2,704,445,687 ordinary shares. Other than the Shares, none of the Vendors or their respective subsidiaries or affiliates are the holders of any other shares of the capital stock of EDC or any other ADS. Currently, the Shares represent approximately 82.14% of the capital stock of EDC.

1.               PDVSA shall acquire the total amount of Shares that the Vendors have in EDC, for the amount of SEVEN HUNDRED THIRTY NINE MILLION TWO HUNDRED AND SIXTY THOUSAND AMERICAN DOLLARS (US$739,260,000), net from tax withholdings in the Bolivarian Republic of Venezuela (the “Republic”), except for a one percent tax (1%) applicable to the sale of shares in the Stock Exchange of Caracas, at Close of Offers (as defined below in clause 2). In turn, the Vendors undertake to offer the Shares to PDVSA when the Offers are made, in the understanding that this obligation of the Vendors is exclusive and that the Vendors shall not offer, sell or transfer in any way the Shares to any third parties, and the Vendors are

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obligated, if they do not comply with this commitment, to compensate PDVSA for all the costs and expenses incurred in relation to the Offers, as well as to compensate the Republic, PDVSA and its affiliates for all the costs and expenses incurred by any of them in relation to the acquisition of Shares, including any amount higher than the aforementioned amount that may be paid as price or compensation with regard to the acquisition of the Shares. Likewise, the Vendors, on their own behalf and on behalf of their affiliates, waive, as of the Closing date, all the claims they have or may have against the Republic or any of its organizations, dependencies, companies or other entities (“Affiliates of the Republic”) or any of their respective directors, officials, employees, agents or representatives, in relation to EDC or to the announcements or proceedings of the Republic with regard to the nationalization of EDC. Any claim that the Vendors may have regarding this Agreement, however, is an exception to this stipulation. Likewise, PDVSA waives, on its own behalf and on behalf of each one of its affiliates, all the claims they have or may have against the Vendors or any of their respective directors, officials, employees, agents or representatives or any of the directors, officials, employees, agents or representatives of EDC, in relation to the exercise in good faith of its business criteria in the operation of EDC until the Close of Offers. The claims that PDVSA or any of its affiliates may have in relation to this Agreement are an exception to this specification.

2.               Within a period of thirty (30) days following the date of this Agreement, PDVSA shall begin and announce publicly, public offers running in the Republic, pursuant to the stipulations of article 4 of the Norms on Public Offers of Acquisition, of Exchange and Take Over of Companies that Make Public Offers for Shares and Other Rights over Them announced by the National Stock Commission (“Venezuelan Offer”), and in Spain (“Spanish Offer”) and in the United States of America (“U.S. Offer”), and together with the Venezuelan Offer and the

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Spanish Offer, the “Offers”) in accordance with the laws of the stock markets of such countries, in order to acquire every and each one of the shares for the capital stock of EDC, at a price per share that is not below the implicit price per share in the total amount mentioned in clause 1 (or its equivalent in Bolivars in the case of the Venezuelan Offer or in Euros in the case of the Spanish Offer). PDVSA, or the entity appointed by it, shall perform the Close of Offers (“Closure”) once the following takes place: (i) that the longest minimum period has expired during which it is necessary for some of the Offers to remain open, by virtue of any applicable law; and (ii) that the conditions described in clause three of this Agreement have been met.

3.               The Offers shall be subject to the following conditions:

a.               That, within a period of thirty (30) days following the date of this Agreement, PDVSA does not find, in relation to EDC and during the course of its legal and financial audit (due diligence), events or circumstances that: (A) reflect that the public information presented by EDC before the National Stock Commission of Venezuela (the “CNV”), or any other authority in the Republic, in Spain or in the United States of America, is deceitful in any significant event; or (B) insofar as said event or circumstance is produced after the most recent presentation of said public information, in a reasonably possible manner, it may have a significant adverse effect on businesses, operations, financial condition or results of the operations of EDC. It is understood that the announcement of this Agreement or any declaration by an official Venezuelan organization shall not imply the non-compliance with this condition whatsoever;

b.              That the signing of this Agreement, the performance of the Offers or the completion of the operations envisaged in it, shall not imply the non-compliance, expiration or reduction of rights

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or the anticipated enforceability for the payment of obligations, pursuant to any contract or agreement in which EDC or any of its subsidiaries is a party to or by means of which EDC or any of its subsidiaries is bound, or that may cause the application of stipulations related to changes of control under any of said contracts or agreements that, whether individually or jointly, may have a significant adverse effect on businesses, financial condition or result of the operations of EDC, or that may activate the right of an employee, official or director of EDC to receive relevant payments deriving from the termination of their relation with EDC. The aforementioned applies in all cases except for matters previously notified in writing to PDVSA; and

c.               That the procedures and all the authorizations, approvals or administrative acts that may be required from the government authorities for the improvement of the Offers have been carried out and obtained.

4.               The Vendors hereby declare and guarantee to PDVSA that, unless notified in writing by the Vendors or EDC to PDVSA before Closure: (i) all the forms and public reports presented or submitted by EDC during the last three (3) years to the government authorities in the Republic, in Spain and in the United States of America (jointly, “EDC reports”) are true in all relevant aspects and they do not omit any events that must be mentioned or that are necessary to be mentioned in order for the claims contained therein not to be deceitful in the light of the circumstances under which they were performed and; (ii) the financial statements of EDC included in EDC reports reasonably present the financial situation of EDC and its subsidiaries in all substantial aspects, as well as its operations and effective cash flow to the date of their issuance and the results of their operations during the period covered by them. These declarations and guarantees shall survive the effects of Closure and they shall remain valid for a period of four (4) months from

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the moment of Closure. During the period running from the date of this Agreement and Closure, the Vendors shall ensure that EDC develops its operations in the same manner as they were being developed before the signature of this Agreement. Likewise, it shall be ensured that no operations are performed aside from their ordinary course of business. It is understood that before Closure, EDC shall be able to declare and pay the regular yearly dividend, payable to all shareholders (including the Vendors) for the total amount of up to ONE HUNDRED AND TWENTY MILLION AMERICAN DOLLARS (US$120,000,000), in the understanding that the Republic shall instruct CADIVI to authorize the conversion into dollars of the dividend for the holders of the ADSs (including the Vendors), within ninety (90) days after their payment, if the corresponding application was made.

5.               It is agreed that before Closure: (i) the Vendors and their subsidiaries and affiliates shall maintain their business relations with EDC as they were maintained before, including the compliance with any contract for the provision of goods or services to EDC and their subsidiaries and, (ii) neither EDC or any of its subsidiaries or affiliates shall modify or render said contracts terminated without prior consent from PDVSA, nor shall they vote as shareholder of EDC to approve acts or operations of EDC or its subsidiaries, aside from the ordinary course of its business.

6.               As of the signature of this Agreement and up to the Close of Offers, the Vendors shall facilitate the transition of the administration of EDC, by creating a Liaison Committee that shall be appointed by PDVSA, in order to facilitate the transition in the administration of EDC.

7.               After Closure and, upon the request of PDVSA, the Vendors undertake to maintain the provisions of third parties regarding intellectual property, computer programs (software) or other services, for a period that is long enough for EDC to continue its operations as they were being performed before this agreement. The period indicated shall not be longer than twelve (12)

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months. The services shall be provided under the terms usually granted to EDC during the period of the three (3) years before the date of this Agreement, subject to the regular and prompt payment of said services by EDC.

8.               After Closure, and for a period of two (2) years, the Vendors shall maintain all the information owned by EDC and its subsidiaries under confidentiality.

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The parties sign this Agreement, in the city of Caracas, on the 15th day of February 2007.

AES CORPORATION

By:	[signature]
Paul Hanrahan
President and Chief Executive Officer

AES SHANNON HOLDINGS B.V.

By:	[signature]

PETRÓLEOS DE VENEZUELA, S.A.

By:
Rafael Ramírez Carreño
President

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The parties sign this Agreement, in the city of Caracas, on the 15th day of February 2007.

AES CORPORATION

By:	[signature]
Paul Hanrahan
President and Chief Executive Officer

AES SHANNON HOLDINGS B.V.

By:	[signature]

PETRÓLEOS DE VENEZUELA, S.A.

By:	[signature]
Rafael Ramírez Carreño
President

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